EXHIBIT 99.1

JUPITERMEDIA CORPORATION REPORTS RECORD RESULTS
FOR ITS FOURTH QUARTER ENDED DECEMBER 31, 2005

(New York, NY - March 9, 2006) -- Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended December 31, 2005. Revenues for the fourth quarter of 2005 were $36.1 million compared to revenues of $18.1 million for the same period last year, an increase of 99%. Operating income for the fourth quarter of 2005 was $9.0 million compared to operating income of $4.9 million for the same period last year. Income before income taxes for the fourth quarter of 2005 was $6.6 million compared to $5.0 million for the same period last year. The provision for income taxes for the fourth quarter of 2005 increased to $1.4 million from $143,000 for the same period last year. Net income for the fourth quarter of 2005 was $5.4 million, or $0.15 per diluted share, compared to net income of $5.5 million, or $0.16 per diluted share, for the same period last year.

Highlights for the year 2005 include:

•	Revenues grew 101% to $124.6 million
•	Operating income before depreciation and amortization grew 120% to $38.1 million
•	Overall gross profit margins were 66%
•	Overall operating margins grew to 25%
•
Net income was $78.4 million, or $2.15 per diluted share. Net income for 2005 included a gain of $29.1 million, net of income taxes, related to the sale of Jupitermedia’s Search Engine Strategies events and ClickZ.com Network, as well as a $23.5 million benefit from the reversal of a valuation allowance related to deferred income tax assets.

"Our financial results for the fourth quarter included record revenues and operating income" stated Jupitermedia's Chairman and CEO Alan M. Meckler. "We have been emphasizing the development of our Jupiterimages division and the fourth quarter illustrates continued organic and overall growth in the sales and distribution of commercial images. Jupitermedia continues to grow as a powerful creator and distributor of a wide range of commercial images.  The improvement in gross margins and operating margins for our Jupiterimages division demonstrates the leverage of owning our own images and it also demonstrates the progress that we are making with the integration of our many recent acquisitions. The full benefit of this integration will be more apparent in future quarters. In the meantime we continue to evolve as a company making positive financial progress not only with Jupiterimages, but with our JupiterWeb and JupiterResearch divisions as well," added Meckler.

Jupitermedia Corporation 4th Quarter 2005 Financial Results Conference Call Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2005 fourth quarter results, for Friday, March 10, 2006 at 11:00 am EST.

The conference call number is (800) 289-0544 for domestic participants and (913) 981-5533 for international participants; pass code “672 4305.” Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Friday, March 24, 2006. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: “672 4305.”

Credit Facility

In December 2005, Jupitermedia announced that it closed a $100 million senior credit facility arranged by JPMorgan Securities, Inc. Jupitermedia borrowed $53 million under this credit facility to repay indebtedness under a previous credit facility with JPMorgan, and expects to use the remainder for potential acquisitions.

Acquisitions

In October 2005, Jupitermedia acquired all of the shares of BananaStock Limited (www.bananastock.com) for approximately U.S. $19.0 million in cash, subject to certain post-closing adjustments. BananaStock, based in Oxfordshire, United Kingdom, is a leading resource for royalty free digital images for business users and creative professionals.

In November 2005, Jupitermedia acquired all of the shares of PR Direct SAS (www.prdirect.fr), with offices in Paris and Menthon-St. Bernard, France, is a leading distributor of royalty-free digital images for business users and creative professionals. Terms of the acquisition were not disclosed.

In December 2005, Jupitermedia acquired the assets of Bigshot Media (www.bigshotmedia.com) and BBM.net (www.BBM.net) in separate transactions. Bigshot Media is the world's first and largest collection of stock flash footage. BBM.net offers royalty-free flash music loops online. Terms of these acquisitions were not disclosed.

In December 2005, Jupitermedia acquired all of the shares of Agence Images (www.agenceimages.com). Agence Images, with offices in Paris and Sophia Antipolis, France, is a leading distributor of rights-managed digital images for business users and creative professionals. Terms of the acquisition were not disclosed.

In December 2005, Jupitermedia acquired the assets of Animation Factory, Inc., which includes the MediaBuilder Network of Web sites, (www.animationfactory.com) and (www.mediabuilder.com), from VA Software Corporation (Nasdaq: LNUX - News) for $9.35 million in cash and the assumption of certain liabilities. Animation Factory, based in Sioux Falls, South Dakota, offers paid online subscriptions for royalty-free 3D clip art, animated graphics, video backgrounds, Microsoft PowerPoint templates, and e-mail, and Web page backgrounds for business and personal use.

In January 2006, Jupitermedia purchased a 49.7% equity investment in HAAP Media Ltd., based in Budapest, Hungary. HAAP Media operates two stock photo related Web sites: Stock.xchng (www.sxc.hu) and Stockxpert.com (www.stockxpert.com). Financial terms of the transaction were not disclosed.

In February 2006, Jupitermedia acquired all of the shares of Stock Image SAS (www.stockimage.fr) for approximately U.S. $11.1 million in cash. Located in Paris, France, Stock Image is a leading resource for rights-managed images through its Stock Image brand and royalty-free images through its Pixland (www.pixland.fr) brand.

In February 2006, Jupitermedia acquired the assets of The Beauty Archive (www.thebeautyarchive.com). The Beauty Archive is a leading provider of rights-managed images for business users and creative professionals in the editorial, advertising and design industries. Terms of the acquisition were not disclosed.

Divestiture and Discontinued Operations

In August 2005, Jupitermedia announced that it closed the sale of its Search Engine Strategies trade shows and its ClickZ.com Network of Web sites for $43 million in cash, subject to certain post-closing adjustments, to London Stock Exchange listed media company Incisive Media plc (INM.L). As a result of the sale of the Search Engine Strategies events, Jupitermedia’s Events segment is now being presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In December 2005, Jupitermedia announced the launch of a new image collection entitled (re)view. An archive of 4,000 retro, rights-managed images, (re)view is available at www.jupiterimages.com.

In January 2006, Jupitermedia announced an exclusive worldwide partnership with Photographic Youth Music Culture Archive (PYMCA), a rights-managed image company based in London, U.K. The PYMCA collection is available at www.jupiterimages.com.

In February 2006, Jupitermedia announced the launch of FlashKit's FlashFoundry.com (www.flashfoundry.com), a Flashkit new paid subscription service offering over 300100,000 professionalprofessional-quality Flash animations, components, interfacesvideo, buttons, animations, and templates .and animations by subscription Web designers and Power Point users can easily add Flash content to their Web sites and presentations in just minutes, rather than creating it from scratch.

Jupitermedia Corporation
Consolidated Statements of Operations
For the Three Months and Years Ended December 31, 2004 and 2005 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2005	2004	2005
Revenues	$18,144	$36,084	$61,959	$124,577
Cost of revenues	5,633	11,302	21,112	42,275

Gross profit	12,511	24,782	40,847	82,302

Operating expenses:
Advertising, promotion and selling	3,481	6,709	13,010	24,312
General and administrative	3,271	6,770	10,534	19,930
Depreciation	210	397	804	1,763
Amortization	689	1,872	2,166	4,816
Total operating expenses	7,651	15,748	26,514	50,821

Operating income	4,860	9,034	14,333	31,481

Gain on sale of assets and other, net	66	35	190	13,259
Interest income	81	104	163	392
Interest expense	(29)	(2,543)	(130)	(3,508)

Income before income taxes, minority interests and equity income (loss) from investments, net	4,978	6,630	14,556	41,624
Provision (benefit) for income taxes	143	1,398	288	(19,143)
Minority interests	(32)	3	(89)	(46)
Equity income (loss) from investments, net	86	138	(31)	270
Income from continuing operations	4,889	5,373	14,148	60,991
Income from discontinued operations, net of taxes	643	76	1,589	1,564
Gain (loss) on sale of discontinued operations, net of taxes	—	(10)	—	15,844
Net income	$5,532	$5,439	$15,737	$78,399

Earnings per share:
Basic:
Continuing operations	$0.15	$0.16	$0.48	$1.78
Discontinued operations	0.02	0.00	0.06	0.51
	$0.17	$0.16	$0.54	$2.29
Diluted:
Continuing operations	$0.14	$0.15	$0.44	$1.67
Discontinued operations	0.02	0.00	0.05	0.48
	$0.16	$0.15	$0.49	$2.15
Shares used in computing earnings per share:
Basic	32,162	34,847	29,381	34,166
Diluted	35,569	37,129	31,801	36,498

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three months and years ended December 31, 2004 and 2005 Online images consists of the Jupiterimages business that includes BananaStock, Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com and AnimationFactory.com. Online media consists of the JupiterWeb business that includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Research represents the JupiterResearch business. Other includes corporate overhead, depreciation and amortization.

(unaudited) (in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2004	2005	2004	2005
Revenues:
Online images	$7,526	$24,753	$22,571	$80,658
Online media	8,106	8,414	30,019	33,065
Research	2,501	2,911	9,323	10,824
Other	11	6	46	30
	18,144	36,084	61,959	124,577
Cost of revenues:
Online images	1,523	7,354	4,551	24,751
Online media	2,815	2,647	11,366	12,090
Research	1,295	1,301	5,195	5,434
	5,633	11,302	21,112	42,275
Gross profit:
Online images	6,003	17,399	18,020	55,907
Online media	5,291	5,767	18,653	20,975
Research	1,206	1,610	4,128	5,390
Other	11	6	46	30
	12,511	24,782	40,847	82,302
Advertising, promotion and selling:
Online images	978	4,407	3,228	14,116
Online media	1,691	1,477	6,737	6,888
Research	812	825	3,045	3,308
	3,481	6,709	13,010	24,312
General and administrative:
Online images	493	1,469	1,298	5,063
Online media	389	391	611	586
Research	92	185	570	765
Other	2,297	4,725	8,055	13,516
	3,271	6,770	10,534	19,930

Depreciation	210	397	804	1,763
Amortization	689	1,872	2,166	4,816

Operating income:
Online images	4,532	11,523	13,494	36,728
Online media	3,211	3,899	11,305	13,501
Research	302	600	513	1,317
Other	(3,185)	(6,988)	(10,979)	(20,065)
	$4,860	$9,034	$14,333	$31,481

Jupitermedia Corporation
Consolidated Balance Sheets
December 31, 2004 and December 31, 2005
(in thousands, except share and per share amounts)

	December 31, 2004	December 31, 2005
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,179	$18,546
Accounts receivable, net of allowances of $966 and $1,985, respectively	13,724	24,310
Unbilled accounts receivable	1,530	1,786
Prepaid expenses and other	2,633	3,955
Deferred income taxes	—	447
Assets of discontinued operations	1,789	—
Total current assets	49,855	49,044
Property and equipment, net of accumulated depreciation of $9,256 and $10,431, respectively	2,339	9,838
Intangible assets, net of accumulated amortization of $5,371 and $9,982, respectively	20,939	66,799
Goodwill	41,967	172,592
Deferred income taxes	—	8,690
Investments and other assets	1,197	1,950
Total assets	$116,297	$308,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,060	$6,678
Accrued payroll and related expenses	1,666	2,400
Accrued expenses and other	4,642	13,528
Current portion of long-term debt	—	16,000
Deferred revenues	12,023	17,846
Liabilities of discontinued operations	2,891	—
Total current liabilities	23,282	56,452

Long-term debt	—	46,214
Deferred revenues	510	886
Deferred income tax liabilities	121	—
Other long-term liabilities	225	—
Total liabilities	24,138	103,552
Stockholders’ equity:
Preferred stock, $0.01 par value, million shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized, and 32,378,130 and 34,937,025 shares issued at December 31, 2004 and December 31, 2005, respectively	324	349
Additional paid-in capital	215,648	251,919
Accumulated deficit	(123,690)	(45,290)
Treasury stock, 65,000 shares, at cost	(106)	(106)
Accumulated other comprehensive loss	(17)	(1,511)
Total stockholders’ equity	92,159	205,361
Total liabilities and stockholders’ equity	$116,297	$308,913

Jupitermedia Corporation
Consolidated Statements of Cash Flows
Years Ended December 31, 2004 and 2005
(unaudited)
(in thousands)
	Years Ended December 31,
	2004	2005
Cash flows from operating activities:
Net income	$15,737	$78,399
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and amortization	2,970	6,579
Benefit for losses on accounts receivable	(134)	(4)
Minority interests	89	46
Equity (income) loss from investments, net	31	(270)
Gain on sale of assets and other, net	(190)	(13,259)
Gain on sale of discontinued operations, net of taxes	—	(15,844)
Deferred income taxes	—	(24,571)
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable	(2,909)	(848)
Unbilled accounts receivable	(518)	(256)
Prepaid expenses and other	161	1,927
Accounts payable and accrued expenses	(358)	(6,489)
Deferred revenues	4,932	1,020
Net cash provided by operating activities	19,811	26,432

Cash flows from investing activities:
Additions to property and equipment	(601)	(2,225)
Acquisitions of businesses and other	(36,487)	(146,799)
Proceeds from sales of assets and other	211	14,911
Proceeds from sale of discontinued operations	—	28,135
Distribution from internet.com venture funds	148	—
Net cash used in investing activities	(36,729)	(105,978)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	30,337	—
Borrowings under credit facilities	13,000	150,212
Debt issuance costs	—	(2,030)
Repayment of borrowings under credit facility	(13,000)	(87,999)
Proceeds from exercise of stock options	7,200	7,953
Net cash provided by financing activities	37,537	68,136

Effect of exchange rates on cash	(7)	(223)

Net increase (decrease) in cash and cash equivalents	20,612	(11,633)
Cash and cash equivalents, beginning of period	9,567	30,179
Cash and cash equivalents, end of period	$30,179	$18,546

Supplemental disclosures of cash flow:
Cash paid for income taxes	$—	$2,693
Cash paid for interest	$131	$1,654

Non-cash investing activities:
Common stock issued for acquisitions	$541	$21,611
Acquisition of property, plant and equipment	$—	$251

Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions of Creatas, L.L.C., the parent company of Dynamic Graphics, Inc., GraphicDesignForum.com, JGuru.com, Goodshoot S.A.S, PictureArts Corporation, BananaStock Ltd., PR Direct SAS, Bigshot Media, Agence Images and Animation Factory, and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia's expectations as of March 9, 2006. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)	Actual Total 2005	Q1 2006 (A)	Total 2006 (A)
Revenues	$124.6	$35.5-36.0	$166.0-170.0
Cost of revenues, advertising, promotion & selling, and general & administrative expenses	$86.5	$25.4-25.9	$108.0-112.0
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$38.1	$10.1	$56.0-60.0
Depreciation and amortization	$6.6	$2.8	$12.0
Gain on sale of assets and other, net (B)	$13.2	$—	$—
Interest expense, net	$3.1	$1.1	$4.0
Provision (benefit) for income taxes (C)	$(19.1)	$2.6	$16.0-18.0
Equity income	$0.3	$—	$0.2-0.4
Income from continuing operations	$61.0	$3.6	$24.3-26.3
Income (loss) from discontinued operations, net of taxes (D)	$1.6	$—	$—
Gain of sale of discontinued operations, net of taxes (B)	$15.8	$—	$—
Net income	$78.4	$3.6	$24.3-26.3
Diluted share count	36.5	37.2	37.3
Earnings per diluted share: Continuing operations	$1.67	$0.10	$0.65-0.69
Discontinued operations	$0.48	$—	$—
Net income	$2.15	$0.10	$0.65-0.69

      Notes:
(A)
This financial guidance does not include estimated share-based compensation expense relating to employee stock options in the amount of $0.02 per share and $0.08 per share for Q1 2006 and Total 2006, respectively.

(B)
The total gain related to the sale of our Search Engine Strategies Events and ClickZ.com Network was $29.1 million, net of income taxes. The gain related to the ClickZ.com portion of the sale was recorded as part of continuing operations. The gain related to the Search Engine Strategies Events portion of the sale was recorded net of income taxes and is included as part of our discontinued operations.

(C)
During 2005, Jupitermedia recorded a benefit for income taxes of $23.5 million from the reversal of a valuation allowance related to deferred income tax assets consisting primarily of goodwill related to Jupitermedia’s Online Media business, which had previously been expensed for book purposes.

(D)	The results of our Events segment have been presented as part of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information, images and research for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Brand X, FoodPix, Botanica, Nonstock, The Beauty Archive, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com and AnimationFactory.com; and JupiterWeb, the online media division of Jupitermedia which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 300 million page views monthly. Jupitermedia also includes: JupiterResearch, a leading international research advisory organization specializing in business and technology market research in over 30 business areas and vertical markets.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:
Lisa DiGiacomo
Marketing and Public Relations Associate
212-547-7938
ldigiacomo@jupitermedia.com

All current Jupitermedia Corporation press releases can be found on the World Wide Web at http://www.jupitermedia.com/corporate/press.html

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